EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-64076 of Monsanto Company on Form S-8 of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS), appearing in the Annual Report on Form 10-K of the Monsanto Company for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

St. Louis, Missouri
August 9, 2002